KELLEY DRYE & WARREN LLP

                         A LIMITED LIABILITY PARTNERSHIP

                               TWO STAMFORD PLAZA

                              281 TRESSER BOULEVARD

                        STAMFORD, CONNECTICUT 06901-3229               FACSIMILE

                                -----------------                 (203) 327-2669

                                 (203) 324-1400               www.kelleydrye.com




                                February 27, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

                  Re:  First Investors Multi-State Insured Tax Free Fund
                       -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,

                                         KELLEY DRYE & WARREN LLP


                                         By:  /s/ Richard Chargar
                                              ----------------------------------
                                              Member of the Firm